EXHIBIT 3.1

                        ARTICLES OF INCORPORATION

                                   OF


                              EASTCO, INC.


     For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby state:


                              ARTICLE FIRST

                                  Name
                                  ----


     The name of the corporation is:

                              Eastco, Inc.


                             ARTICLE SECOND

                          Purposes and Duration
                          ---------------------

     The purposes for which the corporation is formed are:

          (a) To engage in any lawful business activity from time to time authorized or approved by the board of directors of this corporation;
          (b) To act as principal, agent, partner or joint venturer or in any other legal capacity in any transaction;
          (c)  To do business anywhere in the world; and
          (d) To have and exercise all rights and powers from time to time granted to a corporation by law.

     The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

     The duration of this corporation shall be perpetual.

                              ARTICLE THIRD

                                Location
                                --------

     The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located in the County of Clark, and the address of the principal office is: 3890 South Swenson, Suite 100, Las Vegas, Nevada, 89109.

                             ARTICLE FOURTH

                                Directors
                                ---------

     The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.


                              ARTICLE FIFTH

               Names of First Directors and Incorporators
               ------------------------------------------

     The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph R. Laird, Jr.
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Kenneth J. Fisher
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Patricia J. Laird
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109


                              ARTICLE SIXTH

                                  Stock
                                  -----

     The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

                                   -2-

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     The total number shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000,000, and the par value of each such share is $0.25.

     IN WITNESS WHEREOF, the undersigned Incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on June 7, 1977.



                                   /s/ JOSEPH R. LAIRD, JR.
                                   ------------------------------------
                                   Joseph R. Laird, Jr.


                                   /s/ KENNETH J. FISHER
                                   ------------------------------------
                                   Kenneth J. Fisher


                                   /s/ PATRICIA J. LAIRD
                                   ------------------------------------
                                   Patricia J. Laird

STATE OF CALIFORNIA      )
                         ) SS.
COUNTY OF LOS ANGELES    )

     On this 7th day of June, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth
J. Fisher, and Patricia J. Laird, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    OFFICIAL SEAL
   K. EDWARD SMITH
NOTARY PUBLIC - CALIFORNIA         /s/ K. EDWARD SMITH
                                   ------------------------------------
  LOS ANGELES COUNTY                        Notary Public
 My comm. expires SEP 21, 1980
16055 Ventura Bl., Ste. #625, Encino, Ca 91436